Exhibit 99.1
October 11, 2010
Board of Directors
Reynolds American Inc.
401 N. Main Street
Winston-Salem, North Carolina 27101
Attention: McDara P. Folan, III
Dear Dara:
     I have decided to retire as an employee of Reynolds American Inc. (the “Company”) on February 28, 2011. To ensure an orderly transition, I hereby submit my resignation as Chairman of the Board of the Company, effective at the close of business on October 31, 2010, and as President, Chief Executive Officer and Director of the Company, effective at the close of business on February 28, 2011.
Sincerely,
Susan M. Ivey